Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Simmons First National Corporation (the “Company”) of our report dated March 6, 2014 relating to the consolidated financial statements of Community First Bancshares, Inc. appearing in the Company’s Form 8-K filed July 30, 2015.

/s/ Crowe Horwath LLP

Louisville, Kentucky

August 6, 2015